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                               February 22, 1996



Board of Directors
Aon Asset Management Fund, Inc.
6610 West Broad Street
Richmond, Virginia 23230


Directors:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectuses and the statement of additional information filed as part of post-effective amendment number 7 to the Registration Statement on Form N-1A filed by Aon Asset Management Fund, Inc. with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN


                                        By:    /s/ STEPHEN E. ROTH
                                           ----------------------------------
                                                   Stephen E. Roth